Worthington Industries Divests Structural Composites Industries Facility

Columbus, OH – March 15, 2021 - Worthington Industries, Inc. (NYSE: WOR) today announced that it sold its Structural Composites Industries (SCI) facility in Pomona, Calf., to Luxfer Holdings PLC (NYSE: LXFR).  Following the divestiture of the unprofitable operation, Worthington will continue to focus its investments and attention on the growing sustainable mobility markets in Europe and Asia where strict, mandated emissions reductions are accelerating growth in hydrogen and compressed natural gas (CNG). The Company will also continue to supply Self-Contained Breathing Apparatus (SCBA) cylinders for firefighters and first responders from its European locations to customers in Europe and Asia.

“We are pleased to find a buyer that can better utilize this facility to efficiently serve the U.S. market,” said Eric Smolenski, president of Worthington’s Pressure Cylinders business.  “We are grateful for the passion and dedication of our Pomona employees and wish them success moving forward.” Smolenski continued, “We have made significant investments in our hydrogen and CNG design and manufacturing capabilities in Europe and will utilize these capabilities to drive innovative solutions into rapidly growing markets in Europe and Asia.”

Worthington has recently made substantial investments in its engineering and manufacturing capabilities in Europe that provide comprehensive systems for the storage, transport and use of alternative fuels like hydrogen and CNG. In addition to expanding the Company’s existing composite cylinder facility in Poland, the Company has also constructed type III and type IV hydrogen cylinder production lines at its facility in Austria and recently acquired PTEC Pressure Technology GmbH in Germany, a leading designer and manufacturer of advanced valves and components for high-pressure hydrogen and CNG systems.

About Worthington Industries

Worthington Industries (NYSE:WOR) is a leading industrial manufacturing company delivering innovative solutions to customers that span many industries including transportation, construction, industrial, agriculture, retail and energy. Worthington is North America’s premier value-added steel processor and producer of laser welded products; and a leading global supplier of pressure cylinders and accessories for applications such as fuel storage, water systems, outdoor living, tools and celebrations. The Company’s brands, primarily sold in retail stores, include Coleman®, Bernzomatic®, Balloon Time®, Mag Torch®, Well-X-Trol®, General®, Garden-Weasel®, Pactool International® and Hawkeye™. Worthington’s WAVE joint venture with Armstrong is the North American leader in innovative ceiling solutions.

Headquartered in Columbus, Ohio, Worthington operates 50 facilities in 15 states and seven countries, sells into over 90 countries and employs approximately 7,500 people. Founded in 1955, the Company follows a people-first philosophy with earning money for its shareholders as its first corporate goal. Relentlessly finding new ways to drive progress and practicing a shared commitment to transformation, Worthington makes better solutions possible for customers, employees, shareholders and communities.

Worthington Industries

March 15, 2021

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Safe Harbor Statement
The Company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act"). Statements by the Company relating to its ability to increase market participation, expand and integrate capacity, increase efficiencies and reduce lead time, achieve growth in general and in specific markets, and other statements which are not historical information constitute "forward looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected. Factors that could cause actual results to differ materially include risks described from time to time in the Company's filings with the Securities and Exchange Commission, including those related to COVID-19 and the various actions taken in connection therewith, which could also heighten other risks.

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